Exhibit 1.1

PORTLAND GENERAL ELECTRIC COMPANY

$300,000,000 First Mortgage Bonds, 6.10% Series, due 2019

Underwriting Agreement

April 13, 2009

Deutsche Bank Securities Inc.

Wachovia Capital Markets, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Wachovia Capital Markets, LLC

One Wachovia Center

301 S. College Street

Charlotte, NC 28288-0613

Ladies and Gentlemen:

Portland General Electric Company, an Oregon corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 6.10% Series, due 2019 (the “Bonds”). The Bonds will be issued and secured pursuant to the Indenture of Mortgage and Deed of Trust, dated July 1, 1945 between the Company and, as subsequently amended, HSBC Bank USA, National Association (as successor to The Marine Midland Trust Company of New York), as trustee (the “Trustee”), as amended and supplemented by sixty-one supplemental indentures thereto and as to be amended and supplemented by a sixty-second supplemental indenture thereto (the “Sixty-second Supplemental Indenture”), expected to be dated as of April 1, 2009 (as amended and supplemented, the “Mortgage”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Bonds, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3 (File No. 333-143472), including a base prospectus dated June 1, 2007 (the “Base Prospectus”), relating to, among other things, the Bonds. Such registration statement, as amended on the date hereof, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”) and any Preliminary Prospectus as of the date hereof, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus (and any amendments or supplements as of the date hereof relating to the Bonds) and any preliminary prospectus relating to the Bonds filed with the Commission pursuant to Rule 424(b) under the Securities Act (and any amendments as of the date hereof), and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Bonds (and any amendments thereto). If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated April 13, 2009 and the pricing term sheet listed on Annex C hereto.

“Applicable Time” means 1:30 P.M., New York City time, on April 13, 2009.

2. Purchase of the Bonds by the Underwriters.

(a) On the basis of the representations and agreements set forth herein, the Company agrees to issue and sell the Bonds to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Bonds set forth opposite such Underwriter’s name in Schedule 1 hereto on the Closing Date (as defined below) at a price equal to 99.276% of the principal amount thereof plus accrued interest, if any, from April 16, 2009 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Bonds except upon payment for all the Bonds to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Bonds as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Bonds on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Bonds to or through any affiliate of an Underwriter (a “Participating Affiliate”).

(c) Payment for the Bonds shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at 10:00 A.M., New York City time, on April 16, 2009, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).

Payment for the Bonds shall be made against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Bonds (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Bonds duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and, except as otherwise expressly set forth in this Agreement, the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Bonds (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) being an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an automatic shelf registration statement as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Bonds has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and as of any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents then contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference into the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information relating to the Company and its consolidated subsidiaries included or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock under any existing stock incentive plan or employee stock purchase plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in the short-term debt of the Company or any of its subsidiaries (which change has had or would reasonably be expected to have a material adverse effect on the Company’s ability to meet its current obligations as they become due) or any material change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any development that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, management, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (ii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clause (i), (ii) and (iii) above as is otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Organization, Active Status and Good Standing. The Company has been duly organized and is validly existing in active status as a corporation under the laws of the State of Oregon, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company has no significant subsidiaries.

(i) Capitalization. All the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Mortgage and the Bonds (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Mortgage. The Mortgage has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Mortgage (except the Sixty-second Supplemental Indenture) has been duly recorded and filed in each place in which such recording or filing is required to make effective and perfect the lien of the Mortgage, and all taxes and recording or filing fees required to be paid in connection with the execution, recording or filing of the Mortgage (except the Sixty-second Supplemental Indenture) have been duly paid.

(n) The Bonds. The Bonds have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Mortgage and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits and lien of the Mortgage.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, including the Mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;

or (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Bonds and compliance by the Company with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or, other than the lien of the Mortgage, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation by the Company or, to the knowledge of the Company, any other person of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except (x) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (iii) above, for any such violation that may arise (A) under applicable state securities laws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or any foreign laws or statutes in connection with the purchase and distribution of the Bonds by the Underwriters or (B) as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.

(q) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required of the Company or, to the knowledge of the Company, any other party, for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Bonds and compliance by the Company with the terms of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents except (i) such as have been obtained or made, (ii) for the registration of the Bonds under the Securities Act and (iii) such consents, approvals, authorizations, orders, licenses, registrations or qualifications (A) as may be required under applicable state securities laws or rules and regulations of the FINRA or any foreign laws or statutes in connection with the purchase and distribution of the Bonds by the Underwriters, (B) as described in the Pricing Disclosure Package and the Prospectus or (C) as may be applicable as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.

(r) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings or, to the knowledge of the Company, investigations pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid and marketable leasehold interests in or other rights to use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Mortgaged Property. Subject to the permitted encumbrances as defined in Subsection B of Section 1.11 of the Mortgage and any other encumbrances or exceptions permitted under the Mortgage, (i) the Company has good title in fee to all the owned real property and good and valid title to all the personal property subject to the lien of the Mortgage (property subject to the lien of the Mortgage being hereinafter referred to as “Mortgaged Property”); (ii) the Mortgage Property consisting of leasehold interests is held under good and valid leases; (iii) the Federal Power Commission (now the Federal Energy Regulatory Commission) licenses that are Mortgaged Property have been validly issued and, in cases where such licenses, or interests therein currently owned by the Company, were originally issued to, and acquired by the Company from, others than the Company, such licenses or interests therein have been validly assigned and transferred to the Company; (iv) the electric transmission and distribution lines of the Company that are Mortgaged Property and that are located in, on, upon, over, under or beneath public highways, streets and alleys are so located pursuant to valid rights, licenses, franchises or permits held by the Company, and the Company has good title to such properties, subject, as to those located in, on, upon, over, under or beneath the public highways, streets or alleys of Oregon or any municipal corporation of Oregon, to the terms of Section 221.470 of the Oregon Revised Statutes; and (v) with respect to private property on which the electric transmission and distribution lines of the Company described or referred to in the Mortgage are located, the Company holds valid easements granted by the record owners of such lands to locate such lines on such property or has functionally equivalent legal rights to serve such property. Subject to the qualifications set forth in this Section 3(u) and in the Mortgage, the lien of the Mortgage constitutes a valid, direct, perfected first lien upon the Mortgaged Property and, upon recordation and filing of the Sixty-second Supplemental Indenture as required by this Agreement, will constitute a valid, direct, perfected lien upon the Mortgaged Property as to the Bonds.

(v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Bonds and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Public Utility Holding Company Act. The Company is not a “holding company” under the Public Utility Holding Company Act of 2005.

(z) Taxes. The Company and its subsidiaries have filed, directly or indirectly as part of a consolidated or unitary group, all federal, state, local and foreign tax returns that have been required to be filed through the date hereof and have paid all taxes indicated by such returns and all assessments received by them to the extent that such taxes have become due, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, except as would not reasonably be expected to have a Material Adverse Effect, and the Company does not know or have reason to know of any actual or proposed additional tax assessments which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that would not reasonably be expected to have a Material Adverse Effect.

(bb) No Labor Disputes. (i) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and (ii) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except with respect to clauses (i) and (ii) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (A) are, and to the knowledge of the Company at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, other than with respect to such notices as have been fully resolved and for which no costs, obligations or damages remain, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) (A) there are no proceedings that are pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that the Company reasonably believes will not result in monetary sanctions, exclusive of any interest and costs, of $100,000 or more, (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(dd) Hazardous Materials. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ee) Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored by the Company or any member of its “Controlled Group” (as defined in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) is in compliance with all presently applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no Plan has engaged in a non-exempt and uncorrected prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard applicable to such Plan for the most recent year has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is expected by the Company to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no Plan subject to Title IV of ERISA has experienced or is reasonably expected to experience a “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived that either has resulted, or could reasonably be expected to result, in liability to the Company or its subsidiaries under Title IV of ERISA; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) with respect to a Plan (or a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation with respect to any Plan. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) in the current fiscal year compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) the Company and its subsidiaries currently maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and (b) neither the Company nor any of its subsidiaries believes that it will not be able to renew its existing insurance coverage in amounts and against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, knowingly use the proceeds of the offering of the Bonds hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Bonds.

(mm) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Bonds.

(nn) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Bonds as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. The Company has no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, at the time it was made or upon any reaffirmation thereof by the Company was false or misleading.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-

Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Bonds and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(ss) Oregon Public Utility Commission Order. Oregon Public Utility Commission Order No. 09-089 (the “OPUC Order”) is in full force and effect and the issuance of the Bonds will conform to the provisions of the OPUC Order.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the pricing term sheet included as Annex C hereto) to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below); and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on or prior to the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. The Company will duly and promptly record and file the Sixty-second Supplemental Indenture and all related financing statements in each place in which such recording or filing is required to make effective and perfect the lien of the Mortgage and will duly pay all taxes and recording and filing fees required to be paid in connection with such recording and filing.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, a photocopy of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Bonds as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Bonds is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Bonds by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus,

and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Bonds for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Bonds and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and prepare and, subject to paragraph

(c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Bonds; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System.

(h) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a maturity of more than one year.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Bonds as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security in order to facilitate the sale or resale of the Bonds.

(k) Reports. During the period commencing on the Closing Date and ending on the later of (i) the date that is two years following the Closing Date or (ii) the end of the Prospectus Delivery Period, the Company will furnish to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) OPUC Order. The Company will timely comply with all conditions of the OPUC Order that are required to be satisfied by it after the date of this Agreement.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) Neither it nor any Participating Affiliate has used, authorized use of, referred to or participated in the planning for use of, and such Underwriter will not (and will cause any Participating Affiliate of it not to) use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii) being an “Underwriter Free Writing Prospectus”).

(b) Notwithstanding the foregoing the Underwriters and any Participating Affiliate may use a pricing term sheet in the form of Annex C hereto without the consent of the Company.

(c) Neither it nor any Participating Affiliate of it is subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and such Underwriter will promptly notify the Company if any such proceeding against it or any Participating Affiliate of it is initiated during the Prospectus Delivery Period).

(d) Subject to Sections 6, 9 and 10 hereof, it and each Participating Affiliate of it intend to make a public offering of the Bonds.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Bonds on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Bonds or any other debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Bonds or of any such other debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that, to the knowledge of such officers, the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all of its agreements hereunder to be performed prior to or at such time and satisfied all conditions on its part to be satisfied hereunder prior to or at such time, and (iii) subject to the knowledge of such officers, to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Each of Stoel Rives, LLP, counsel for the Company, and J. Jeffrey Dudley, Vice President, General Counsel and Corporate Compliance Officer of the Company shall have furnished to the Representatives, at the request of the Company, their written opinion and, in the case of Stoel Rives LLP, their 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annexes A-1 and A-2 hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Bonds; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date prevent the issuance or sale of the Bonds.

(j) Active Status; Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the active status of the Company in the State of Oregon and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification.

(a) The Company agrees (1) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and (2) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Bonds, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the name of each Underwriter on the front cover of the Prospectus, (ii) the names and corresponding principal amount of Bonds set forth in the table of Underwriters under the first paragraph of text under the section captioned “Underwriting” in the Prospectus and (iii) in the section captioned “Underwriting” in the Prospectus, the information set forth in (A) the third paragraph concerning the terms of the offering, (B) the sixth paragraph concerning the confirmation of sales for discretionary accounts and (C) the eighth thru eleventh paragraphs concerning the purchase and sale of Bonds in the open market by the Underwriters, short positions, stabilization by the Underwriters, and penalty bids.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing. No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Party or parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the Indemnifying Party shall have failed to assume the defense and employ counsel acceptable to the Indemnified Party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an Indemnified Party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Bonds purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, the Pricing Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an Indemnified Party is entitled to indemnification or contribution under this Section 7 shall be paid by the Indemnifying Party to the Indemnified Party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Bonds and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and the effect of such outbreak, escalation, change, calamity or crisis on the financial markets of the United States, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Bonds on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Bonds that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Bonds by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Bonds, then the Company shall be entitled but not obligated to, for a further period of 36 hours, seek to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Bonds on such terms. If other persons become obligated or agree to purchase the Bonds of a defaulting Underwriter, either the non-defaulting Underwriters or the

Company may postpone the Closing Date, for up to five full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Bonds that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Bonds of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or the Company as provided in paragraph (a) above, the aggregate principal amount of such Bonds that remain unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Bonds that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Bonds that such Underwriter agreed to purchase) of the Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Bonds of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and, if undertaken by the Company, the Company as provided in paragraph (a) above, the aggregate principal amount of such Bonds that remain unpurchased exceeds one-eleventh of the aggregate principal amount of all the Bonds, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Bonds, including any transfer, documentary or stamp taxes arising in connection with the original issuance and sale of the Bonds; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Bonds under the laws of such jurisdictions as the Representatives may designate (subject to Section 4(f)) and the preparation, printing and distribution of any Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Bonds; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such party); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including reasonable fees and expenses of counsel to the Underwriters); and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in Sections 7 and 11(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel (other than for blue sky and FINRA matters provided above in this Section 11(a)), the transportation and other expenses incurred by or on their behalf in connection with any “road show” presentation to potential investors and any advertising expenses relating to offers of Bonds they may make.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Bonds for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Bonds to the extent permitted by this Agreement by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed (unless, with respect to clauses (ii) and (iii) above, where such failure, refusal or inability is due primarily to the default or omission of any Underwriter), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, and the Company shall not in any event be liable to any of the Underwriters for any other amounts, including, without limitation, damages on account of loss of anticipated profits from the sale of the Bonds.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Bonds from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Bonds and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax: (212) 797-2202, telephone: (212) 250-5600), Attention: Debt Capital Markets-Syndicate Desk; and Wachovia Capital Markets, LLC, One Wachovia Center, 301 S. College Street, Charlotte, NC 28288-0613 (fax: (704) 383-9165), Attention: Transaction Management Department. Notices to the Company shall be given to it at Portland General Electric Company, 121 SW Salmon Street, 1WTC 1711, Portland, Oregon 97204 (fax: (503) 464-2236); Attention: Assistant Treasurer.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ MARIA M. POPE
Name:	Maria M. Pope
Title:	Senior Vice President, Finance, Chief
Financial Officer, and Treasurer

[Signature Page to Underwriting Agreement]

Accepted: April 13, 2009

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ RYAN MONTGOMERY
Authorized Signatory

By:	/s/ R. SCOTT FLIEGER
Authorized Signatory

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ CAROLYN C. HURLEY
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount of Bonds

Deutsche Bank Securities Inc.	$105,000,000
Wachovia Capital Markets, LLC	$105,000,000
Banc of America Securities LLC	$30,000,000
BNY Capital Markets, Inc.	$30,000,000
U.S. Bancorp Investments, Inc.	$30,000,000
Total	$300,000,000

Annex A-1

Form of Opinion of Stoel Rives, LLP

1. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; the Mortgage has been qualified under the Trust Indenture Act; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on April [__] and [__], 2009, respectively; and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued.

2. The Registration Statement, the Preliminary Prospectus and the Prospectus (in each case, other than the financial statements, including the notes and schedules thereto, and other financial and statistical information contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and the Mortgage complies as to form in all material respects with the requirements of the Trust Indenture Act.

3. The Bonds, upon delivery thereof in the manner provided in the Mortgage and the Supplemental Indenture, will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their terms. The Supplemental Indenture, assuming its due authorization, execution, and delivery by the Trustee, constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms. The Mortgage constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Mortgage has been duly recorded and filed in each place in which such recording or filing is required to make effective and perfect the lien of the Mortgage. No legal requirements concerning any mortgage recording tax laws or other tax laws are applicable to the issuance of the Bonds or recording or filing of the Supplemental Indenture.

4. The Mortgage has been duly authorized by all required action on the part of the Company. The Bonds and the Supplemental Indenture have been duly authorized and executed by the Company in conformity with the provisions of the Mortgage and the Supplemental Indenture and, assuming the due authentication of the Bonds in accordance with the terms of the Mortgage and the Supplemental Indenture, when delivered by the Company and paid for by the Purchasers in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Mortgage and the Supplemental Indenture. With such exceptions as are permitted in the Mortgage, the Mortgage constitutes a valid, direct and perfected first lien on the Mortgaged Property and, upon recordation and filing of the Supplemental Indenture, as required by the Underwriting Agreement, the Mortgage will constitute a valid and direct and perfected lien on the Mortgaged Property with respect to the Mortgage as further amended by the Supplemental Indenture.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. Each Transaction Document is consistent in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

7. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Bonds, and the consummation of the transactions contemplated by the Transaction Documents will not (a) result in a breach or violation of the terms or provisions of, or constitute a default under, or, other than the Mortgage, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (i) that is filed as an exhibit to the Registration Statement and (ii) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) result in any violation of the provisions of the Company’s articles of incorporation or bylaws or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such breach, violation or default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority that has not yet been obtained or made, is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Bonds, and the consummation of the transactions contemplated by each of the Transaction Documents, except for such filings subsequent to the date hereof as may be specifically required by the Public Utility Commission of the State of Oregon to effectuate the OPUC Order and for filings, if any, required under the securities laws of any state of the United States or under the laws of any foreign jurisdiction in connection with any resale by the Underwriters of the Bonds in any such jurisdiction.

9. The OPUC Order is in full force and effect and the OPUC Order authorizes the issuance of the Bonds as contemplated by the Transaction Documents.

10. To our knowledge, there is no contract or other document of a character that is required to be filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K under the Securities Act that is not so filed.

11. After giving effect to the application of the proceeds received by the Company from the offering and sale of the Bonds as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

12. The documents incorporated by reference in the Registration Statement, other than documents that have been superseded by documents incorporated by reference in the Preliminary Prospectus (other than the financial statements, including the notes and schedules thereto, exhibits incorporated by reference therein and other financial and statistical information contained therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

13. The statements in the section of the Preliminary Prospectus and the Prospectus entitled “Certain U.S. Federal Tax Considerations” constitute a fair description of the legal matters purported to be described therein.

We have participated in conferences with representatives of the Company and representatives of the Underwriters and their counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent expressly provided in paragraph 6 above), no facts have come to our attention that have caused us to believe that (a) the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), except as corrected in or superseded by the Preliminary Prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, with respect to each of clauses (a), (b) and (c) of this paragraph, the financial statements, including the notes and schedules thereto, and other financial and statistical information contained therein, as to which we express no belief).

Annex A-2

Form of Opinion of the Company’s General Counsel

1. The Company has been duly incorporated and is validly existing in active status as a corporation under the laws of the State of Oregon, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its businesses requires such qualification, and the Company has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, except where the failure to be so qualified or have such corporate power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. The Company has full corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken for the due authorization, execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby has been validly taken.

3. To my knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, and (b) no such investigations, actions, suits or proceedings are threatened by any governmental authority or others.

4. The descriptions in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (which are incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus) under the headings “Item 1—Business—Regulation and Rates,” “Item 1—Business—Environmental Matters,” “Item 1—Business—Customers and Revenues—Retail—Residential Exchange Program (REP),” “Item 3—Legal Proceedings,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Legal, Regulatory and Environmental Matters,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements—Boardman emissions controls,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Rate Case Results” and “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements—Hydro licensing and construction,” in each case to the extent that such descriptions constitute summaries of legal and regulatory proceedings or matters or legal conclusions, fairly summarize the matters described therein in all material respects.

5. The Company is not a “holding company” under the Public Utility Holding Company Act of 2005.

6. The Company has good and sufficient title to its properties that are subject to the lien of the Mortgage free and clear of all liens, encumbrances, and defects, subject only to “prior lien indebtedness” (as defined in the Mortgage), “permitted encumbrances” (as defined in the Mortgage), and such minor restrictions, exceptions, and reservations in conveyances and defects which do not in any material way impair the security afforded by the Mortgage.

Annex B

a.      Pricing Disclosure Package

1.	Term sheet containing the terms of the securities, substantially in the form of Annex C.

Annex C

Portland General Electric Company

Pricing Term Sheet

$300,000,000 First Mortgage Bonds, 6.10% Series due 2019

April 13, 2009

Issuer:	Portland General Electric Company (the “Company”)

Security:	First Mortgage Bonds, 6.10% Series due 2019

Aggregate Principal Amount Offered:	$300,000,000

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2009

Coupon:	6.10%

Maturity:	April 15, 2019

Yield to Maturity:	6.11%

Spread to Benchmark Treasury:	+ 325 basis points

Benchmark Treasury:	2.75% due February 15, 2019

Benchmark Treasury Yield:	2.86%

Optional Redemption Provision:	At any time at a discount rate of Adjusted Treasury Rate + 50 basis points

Price to Public:	99.926%

Settlement Date:	April 16, 2009 (T+3)

CUSIP:	736508 BQ4

ISIN:	US736508BQ47

Anticipated Ratings:	A by Standard & Poor’s Ratings Services and Baa1 by Moody’s Investors Service

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Wachovia Capital Markets, LLC

Co-Managers	Banc of America Securities LLC BNY Capital Markets, Inc. U.S. Bancorp Investments, Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611 or calling Wachovia Capital Markets, LLC at 1-800-326-5897.